Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-118068-05 of Herbst Gaming, Inc. of our report dated March 9, 2004, appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE DELOITTE & TOUCHE
Las Vegas, Nevada November 4, 2004